UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material Pursuant to §240.14a-12
CPI INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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The following information was emailed to employees of CPI International, Inc. on November 29, 2010.
CPI INTERNATIONAL AGREES TO BE ACQUIRED BY VERITAS CAPITAL
Employee Questions and Answers

Cautionary Statement Regarding Forward-Looking Statements
Certain statements included above constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide our current expectations, beliefs or forecasts of future events. Forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual events or results to differ materially from the results projected, expected or implied by these forward looking statements. Such differences may result from a variety of factors, including but not limited to: legal or regulatory proceedings or other matters that affect the timing or ability to complete the transactions as contemplated; the possibility that the expected funding for the merger will not be obtained; the possibility of disruption from the pending merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including but not limited to, due to the failure to satisfy the closing conditions; and developments beyond the control of CPI International, Inc. (CPI), including but not limited to: changes in domestic or global economic conditions, competitive conditions and consumer preferences; adverse weather conditions or natural disasters; international, political or military developments; and technological developments; and additional factors described in CPI’s filings with the Securities and Exchange Commission.
Participants in Solicitations
CPI and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from stockholders of CPI in connection with the merger. Information regarding CPI’s directors and executive officers is available in CPI’s proxy statement on Schedule 14A for its 2010 annual meeting of stockholders, which was filed with the SEC on January 20, 2010. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.
Additional Information about the Transaction and Where to Find It
The acquisition will be submitted to CPI’s stockholders for their consideration. In connection with the acquisition, CPI intends to file relevant materials with the SEC, including a proxy statement and other relevant documents concerning the merger. Investors and stockholders of CPI are urged to read the proxy statement and other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to the documents because they will contain important information about CPI and the merger.
Stockholders of CPI can obtain more information about the proposed transaction by reviewing the Form 8-K to be filed by CPI in connection with the announcement of the entry into the merger agreement, and any other relevant documents filed with the SEC when they become available. The proxy statement and any other relevant materials (when they become available), and any other documents filed by CPI with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by directing a written request to: CPI International, Inc., 811 Hansen Way, Palo Alto, California 94303, Attention: Investor Relations. Investors and stockholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting decision with respect to the merger.

Employee Questions and Answers
1.	How will this transaction affect employees and management?

•	There are no changes anticipated to the CPI workforce or its management team. Joe Caldarelli will continue to be the CEO of CPI, and the operating units and corporate functions and their leadership will continue as before the transaction.

2.	After the transaction closes, what will the resulting company be called?

•	We will continue to be called Communications & Power Industries, Inc., and will continue to operate as Communications & Power Industries, Inc., or CPI.

3.	What can employees expect in the interim?

•	It will be business as usual.

•	Until the transaction closes, we all need to remain focused on achieving our goals and serving our customers with the same passion and dedication that we have provided to them since our inception. We are counting on all of you to continue, as always, to provide our customers with the value, superior products and superior service they have come to expect.

4.	How will this transaction affect our relationship with our customers?

•	There will be no changes to our relationship with our customers. We will still be CPI, with all of the same resources, businesses and products as before. We will continue to serve and nurture all of our customers as before.

5.	What should I do if I receive a call from a reporter or analyst asking for information about the acquisition?

•	There are a variety of securities regulations and other laws which you could inadvertently violate by speaking to a reporter or analyst about the transaction. As such, employees are prohibited from speaking to reporters or analysts without the prior explicit approval of Joe Caldarelli.

•	If you are contacted, you must inform your local subsidiary President or supervisor, who will in turn inform Joe Caldarelli.

6.	Where can employees obtain additional information?

•	We will make every effort to keep you informed about developments and progress throughout the process. In the interim, your manager and Human Resource representative will be available to address questions.

7.	Who is Veritas Capital?

•	Veritas Capital is a private equity investment firm that invests in companies that provide critical products and services to governments worldwide. They are based in New York.

8.	When is the transaction expected to close?

•	There are a number of customary regulatory and other closing conditions, and the transaction is subject to approval by our stockholders. We are working on satisfying these closing conditions as quickly as possible. We do not have more precise information to share at this time.

Interoffice Memo

To:	All CPI Employees

From:	Joe Caldarelli

Date:	November 29, 2010

Subject:	CPI to be Acquired by Veritas Capital
On Friday morning, we announced that CPI has agreed to be acquired by Veritas Capital, a private equity fund that specializes in investments in aerospace and defense companies. Under the agreement, Veritas Capital will purchase all shares of CPI’s common stock .
Veritas Capital has extensive experience in our industry and a strong track record of fostering growth and expansion in the companies it owns. We believe they are an excellent partner for CPI, and will aid us in our growth endeavors. At the same time, we will be able to maintain flexibility and independence to continue to serve our defense and commercial customers with the industry-leading customer service, innovative technology and reliable products that they expect from CPI.
We are very excited about this transaction, and believe it will provide considerable opportunities and benefits to the company, our customers, and hence our employees.
Until the transaction closes, CPI will remain a stand-alone, public company, and all the regulations and restrictions that apply to public companies will continue to apply to us until that time. When the acquisition closes, CPI will become a private company once again, i.e. our shares will no longer be publicly traded on the NASDAQ stock market.
Our executive management and corporate team are expected to stay in their current or similar roles. We expect no changes or interruptions in fulfilling our obligations to our customers as a result of this transaction.
Until the merger is completed, you should conduct business as usual. Also, please remember that you should not speak to reporters, investors or analysts without my prior explicit approval. If you are contacted, please refer the person to Corporate Investor Relations and inform your division president.

We will make every effort to keep you informed about developments and progress throughout this process. In the meantime, if you have any questions, please contact your division president or a member of CPI’s executive management team.
Your support and efforts will be critical to the continued success of CPI, and I and the rest of CPI’s management team would like to thank you for your continued hard work and support.
Sincerely,
Joe Caldarelli